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                                                                      Exhibit 11


NOISE CANCELLATION TECHNOLOGIES, INC. AND SUBSIDIARIES
COMPUTATION OF NET (LOSS) PER SHARE

                                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             SIX MONTHS ENDED JUNE 30,
                                                                                           ----------------------------
                     PRIMARY                                                                 1994               1995
NET (LOSS)                                                                                 ($8,493)            ($2,470)
  LESS: REDUCTION OF INTEREST EXPENSE OR INTEREST
  EARNED ATTRIBUTABLE  TO UTILIZATION OF ASSUMED
  PROCEEDS FROM EXERCISE OF OPTIONS AND WARRANTS
  IN EXCESS OF AMOUNTS REQUIRED TO REPURCHASE
  20% OF THE OUTSTANDING COMMON STOCK AT AVERAGE
  MARKET PRICE
                                                                                           --------            --------
  ADJUSTED NET (LOSS)                                                                      ($8,493)            ($2,470)
                                                                                           ========            ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING.                                              81,518              86,215
  ADD: COMMON EQUIVALENT SHARES (DETERMINED USING
  THE "TREASURY STOCK" METHOD) REPRESENTING SHARES
  ISSUABLE  UPON ASSUMED EXERCISE OF OPTIONS AND
  WARRANTS IN EXCESS OF AVERAGE MARKET PRICE                                                 5,937               1,959

SHARES ISSUABLE UPON CONVERSION OF SERIES B
  PREFERRED SHARES                                                                              -                   -
                                                                                           --------            --------
  SHARES USED FOR COMPUTATION                                                               87,455              88,174
                                                                                           ========            ========

  PRIMARY NET (LOSS) PER SHARE                                                              ($0.10)             ($0.03)
                                                                                           ========            ========

                  FULLY DILUTED
NET (LOSS)                                                                                 ($8,493)            ($2,470)
  LESS: REDUCTION OF INTEREST EXPENSE OR INTEREST
  EARNED ATTRIBUTABLE  TO UTILIZATION OF ASSUMED
  PROCEEDS FROM EXERCISE OF OPTIONS AND WARRANTS
  IN EXCESS OF AMOUNTS REQUIRED TO REPURCHASE
  20% OF THE OUTSTANDING COMMON STOCK AT QUARTER-END
  MARKET PRICE IF GREATER THAN AVERAGE MARKET PRICE
                                                                                           --------            --------
  ADJUSTED NET (LOSS)                                                                      ($8,493)            ($2,470)
                                                                                           ========            ========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING.                                              81,518              86,215
  ADD: COMMON EQUIVALENT SHARES (DETERMINED USING
  THE "TREASURY STOCK" METHOD) REPRESENTING SHARES
  ISSUABLE  UPON ASSUMED EXERCISE OF OPTIONS AND
  WARRANTS IN EXCESS OF YEAR-END MARKET PRICE
  IF GREATER THAN AVERAGE MARKET PRICE                                                       5,937               1,959

SHARES ISSUABLE UPON CONVERSION OF SERIES B
  PREFERRED SHARES                                                                              -                   -
                                                                                           --------            --------
  SHARES USED FOR COMPUTATION                                                               87,455              88,174
                                                                                           ========            ========

FULLY DILUTED NET (LOSS) PER SHARE                                                          ($0.10)             ($0.03)
                                                                                           ========            ========



The above per share data are not reported on the statement of operations because such data is anti-dilutive.

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